                                                                     EXHIBIT 3.4

                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

- FIRST: The name of the limited liability company is Stewart & Stevenson Power Products LLC

- SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The name of its Registered agent at such address is Corporation Service Company

- THIRD: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ___________.")

-    FOURTH: (Insert any other matters the members determine to include herein.)

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation this 24th day of March, 2005.


                                        By:   /s/ Carl B. King
                                              ----------------------------------
                                              Authorized Person(s)

                                        Name: Carl B. King
                                              Typed or Printed